SUB-ITEM 77I:

Class I shares of the Focused Growth and Income Portfolio were created on June 24, 2009. Additional details with respect to these shares are hereby incorporated by reference to the Post-Effective Amendment No. 60 to the Registration Statement on Form N-1A of SunAmerica Focused Series, Inc. (File No. 33-08021) filed on August 28, 2009.